MASSACHUSETTS INSTITUTE OF TECHNOLOGY

                                       and
                            CHEUNG LABORATORIES, INC.
                            PATENT LICENSE AGREEMENT

                 M.I.T.'S OFFER TO CHEUNG LABORATORIES, INC. TO
              ENTER INTO THIS LICENSE AGREEMENT SHALL EXTEND UNTIL
                         NO LATER THAN OCTOBER 31, 1997
                                       ----------------
                                   (EXCLUSIVE)

S.

11-7-94
Patent Exclusive

                                TABLE OF CONTENTS
                                -----------------


table of contents........................................................ii

WITNESSETH ...............................................................3

   1  DEFINITIONS ........................................................4

   2    GRANT.............................................................7

   3    DUE DILIGENCE.....................................................9

   4    ROYALTIES........................................................11

   5  REPORTS AND RECORDS ...............................................13

   6  PATENT PROSECUTION ................................................14

   7  IINFRINGEMENT......................................................15

   8  PRODUCT LIABILITY .................................................16

   9  EXPORT CONTROLS ...................................................17

   10 NON-USE OF NAMES ..................................................17

   11 ASSIGNMENT.........................................................18

   12 DISPUTE RESOLUTION ................................................18

   13 TERMINATION........................................................18

   14 PAYMENTS, NOTICES..................................................20

   15 MISCELLANEOUS
      PROVISIONS.........................................................20

   APPENDIX A............................................................22

   APPENDIX B............................................................23

   APPENDIX C............................................................24

   ADDENDUM A ...........................................................25

   ATTACHMENT A .........................................................28

                     MASSACHUSETTS INSTITUTE OF TECHNOLOGY

                                       and
                            CHEUNG LABORATORIES, INC.

                            PATENT LICENSE AGREEMENT
                            ------------------------

          This Agreement is made and entered into this 24th day of October 1997, (the "EFFECTIVE DATE") by and between MASSACHUSETTS INSTITUTE OF TECHNOLOGY, a corporation duly organized and existing under the laws of the Commonwealth of Massachusetts and having its principal office at 77 Massachusetts Avenue, Cambridge, Massachusetts 02139, U.S.A. (hereinafter referred to as "M.I.T."), and CHEUNG LABORATORIES, INC., a corporation duly organized under the laws of Maryland and having its principal office at 10220-I Old Columbia Road, Columbia, MD 21046-1705 (hereinafter referred to as "LICENSEE"), and cancels, supersedes and replaces a previous Agreement by and between M.I.T. and LICENSEE for M.I.T. Case No.'s 5493L, 5672L, and 6512L dated June 12, 1996.

                                   WITNESSETH
                                   ----------

          WHEREAS, M.I.T. is the owner of certain PATENT RIGHTS (as later defined herein) relating to M.I.T. Case No. 5493L, U.S. Patent No. 5,251,645, "Adaptive Hyperthermia System," by Alan J. Fenn; M.I.T. Case No. 5672L, "Non-Invasive Monopole Hyperthermia, Array for Brain Tumor Heating by Alan J. Fenn; M.I.T. Case No. 6572L, U.S. Patent No. 5,540,737, "Minimally Invasive Monopole Phased Array Hyperthermia Applicators for Treating Carcinoma," by Alan
J. Fenn; and M.I.T. Case No. 7615L, "Adaptive Nulling And Focusing Hyperthermia Phased Arrays For Activating Thermosensitive Liposomes For Targeted Delivery Of Drugs To Deep Human Tissues," by Alan J. Fenn and has the right to grant licencses under said PATENT RIGHTS (as later defined herein), subject only to royalty-free,nonexclusive license heretofore granted to the United States Government;

          WHEREAS, M.I.T. desires to have the PATENT RIGHTS developed and commercialized to benefit the public and is willing to grant a license thereunder,

          WHEREAS, M.I.T. is the owner of certain rights, tite and interest in the PROGRAM (as later defined herein) relating to M.I.T. Case No. 7299LS, "NULLGSC," by Alan J. Fenn and M.I.T. Case No. 7298LS, "FOCUSGSC," by Alan J. Fenn subject only to the royalty-free, nonexclusive license rights of the United States Government pursuant to 48 CFR 52.227-14 (Civilian Agencies) and DFARS 252.227-7013 (Defense Agencies), and has the right to grant licenses thereunder;

          WHEREAS,   M.I.T.   desires  to  have  the   PROGRAM   developed   and
commercialized to benefit the public and is willing to grant a license thereunder;

          WHEREAS, M.I.T. and LICENSEE had entered into a License Agreement for M.I.T. Case No.'s 5493L, 5672L, 6512L, 7298LS and 7299LS dated June 12, 1996, and now wish to terminate that Agreement and replace it with this Agreement; and

          WHEREAS, LICENSEE has represented to M.I.T., to induce M.I.T. to enter into this Agreement, that LICENSEE is experienced in the development, production, manufacture, marketing and sale of products similar to the LICENSED PRODUCT(s) (as later defined herein) and/or the use of the LICENSED PROCESS(es) (as later defined herein) and that it shall commit itself to a thorough, vigorous and diligent program of exploiting the PATENT RIGHTS, and to a thorough, vigorous and diligent program of exploiting the PROGRAM, so that public utilization shall result therefrom, all in the manner provided herein; and

          WHEREAS, LICENSEE desires to obtain a license under the PATENT RIGHTS and also desires to obtain a license to the PROGRAM, upon the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the premises and the mutual terms, conditions and covenants contained herein, the parties hereto agree as follows

                                 I - DEFINITIONS
                                 ---------------

          For the purposes of this  Agreement,   the following words and phrases
shall have the following meanings:

          1.1  "ADAPTATIONS"  shall  mean the   PROGRAM  as it maybe  adapted by
 LICENSEE for hardware other than the original M.I.T. Cray computer.

          1.2 "COPYRIGHT" shall mean M.I.T.'s copyrights in the PROGRAM.

          1.3 "DERIVATIVE WORKS" shall mean a program that uses the M.I.T'. COPYRIGHTED PROGRAM and/or and ADAPTATION, but which has enhanced and new features or fewer features. LICENSEE shall be entitled to establish all proprietary rights for itself in the intellectual property represented by LICENSEE-created enhancements and new features, whether in the nature of trade secrets, copyrights or patent rights or other rights M.I.T. shall be entitled to establish all proprietary rights for itself in the intellectual property represented M.I.T.-created enhancements and new features, whether in the nature of copyrights or patent rights or other rights.

          1.4 "END USER" shall mean a customer licensed or otherwise authorized by LICENSEE to use a single copy of the PROGRAM for internal purposes only and not for further distribution.

          1.5 On the EFFECTIVE DATE, "EXCLUSIVE FIELDS OF USE" shall mean FIELD OF USE ONE, FIELD OF USE TWO, and FIELD OF USE THREE. This definition may be modified according to paragraphs 3.6, 3.7 and 3.8.

          1.6 "FIELD OF USE ONE" shall mean Breast Hyperthermia.

I

          1.7 "FIELD OF USE TWO" shall mean Prostate Hyperthermia.

          1.8 "FIELD OF USE THREE" shall mean all other medical applications.

          1.9 "INTELLECTUAL PROPERTY RIGHTS" shall mean all of the PATENT RIGHTS and COPYRIGHT.

          1.10 "LICENSED PROCESS" shall mean any process which is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the PATENT RIGHTS, or by the COPYRIGHT,

          1.11 "LICENSED PRODUCT" shall mean LICENSEE's hyperthermia machine or part thereof, and accessories, including, but not limited to disposable accessories such as temperature probes and needles, which:

               (a) is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the PATENT RIGHTS in the country in which any such LICENSED PRODUCT or part thereof is made, used or sold; or

               (b) is manufactured by using a process or is employed to practice a process which is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the PATENT RIGHTS in the country in which any LICENSED PROCESS is used or in which such product or put thereof is used or sold.

               (c)      is covered in whole or in part by the COPYRIGHT.

          1.12 "LICENSED SERVICE" shall mean any fee-bearing service performed by LICENSEE or any SU13LICENSEE or any MEDICAL SERVICE PROVIDER which uses a LICENSED PRODUCT or practices a LICENSED PROCESS.

          1.13 "LICENSEE" shall mean Cheung Laboratories, Inc., and shall include a related company of Cheung Laboratories, Inc., the voting stock of which is directly or indirectly at least fifty percent (50%) owned or controlled by Cheung Laboratories, Inc.

          1.14. "MEDICAL SERVICE PROVIDER" shall mean a customer or user of a LICENSED PRODUCT, at a clinical site, licensed or otherwise authorized to practice a LICENSED PROCESS and/or perform a LICENSED SERVICE by LICENSEE, which customer or user has explicitly' not been granted rights by LICENSEE to make, sell, or lease LICENSED PRODUCTS.

          1.15 "MILESTONE PAYMENT" shall mean a payment to LICENSEE from any third party due upon achievement of an agreed upon technical, regulatory, or business milestone related to LICENSED PRODUCTS, LICENSED PROCESSES, or LICENSED SERVICES. Illustrative examples of such milestones include, but are not limited to, achieving a technical result, obtaining FDA approval, and meeting sales targets.

          MILESTONE PAYMENTS shall not include (i) any payments to LICENSEE which are subject to royalties under paragraphs 4.1 (h), (i) or (j), (ii) any advances to LICENSEE pursuant to bank loans or other bona fide credit arrangements, and (iii) any payments to LICENSEE to acquire LICENSEE's capital stock at a price not exceeding the fair market value thereof.

          1. 16 "NET SALES" shall mean the sum of the following:

          a) LICENSEE's and its SUBLICENSEE'S billings for LICENSED PRODUCTS (including, explicitly, the PROGRAM), LICENSED PROCESSES, and LICENSED SERVICES, less the sum of the following items, providing that these items are payable by LICENSEE (or by its SUBLICENSEE ) or deductible from LICENSEE's billings (or from SUBLICENSEE'S billings) within sixty (60) days of receiving payments from LICENSEE's (or SUBLICENSEE'S) customer(s):

               i. discounts allowed in amounts customary in the trade for quantity purchases, cash payments, prompt payments, wholesalers and distributors;

               ii. sales, tariff duties and/or use taxes directly imposed and with reference to particular sales;

               iii.     outbound transportation prepaid or allowed;

               iv.      amounts allowed or credited on returns or refunds; and

               V. allowance for bad debt, not to exceed Five Percent (5%) of NET SALES per calendar year.

          No other deductions shall be made for commissions paid to individual whether they be with independent sales agencies or regularly employed by LICENSEE and on its payroll, or for the cost of collections. LICENSED PRODUCTS, LICENSED PROCESSES, or LICENSED SERVICES shall be considered, "sold" ninety (90) days after billing, or invoicing, or upon receipt of payment, whichever comes first, provided, however-that LICENSED PRODUCTS are actually shipped to customers; plus

          b) LICENSEE's gross receipts from MEDICAL SERVICE PROVIDERS, other than gross receipts from MEDICAL SERVICE PROVIDERS, other than receipts counted in paragraph 1. 16 (a) above.

          1.17 "OTHER REVENUE" shall mean LICENSEE's gross revenues from the sale of its own services for consulting, research and development, and training, in connection with:
              a.       the  sublicensing of the  INTELLECTUAL  PROPERTY  RIGHTS;
                       and/or

              b the use or sale, lease or other transfer of LICENSED PRODUCTS, LICENSED PROCESSES and LICENSED SERVICES.

          1.18  "PATENT   RIGHTS"  shall  mean  all  of  the  following   M.I.T.
intellectual property:

              a.       the United States patents listed in Appendix A;

              b. the United States patent applications listed in Appendix A, and divisionals, continuations and claims of continuation-in-part applications which shall be directed to subject matter specifically described in such patent applications, and the resulting patents;'

              c. any patents resulting from reissues or reexaminations of the United States patents described in a. and b. above;

               d.      the Foreign patents listed in Appendix A;

               e. the Foreign parent applications listed in Appendix A, and divisionals, continuations and claims of continuation-in-part applications which shall be directed to subject matter specifically described in such Foreign patent applications, and the resulting patents;

               f. Foreign patent applications filed after the EFFECTIVE DATE in the countries listed in Appendix B and divisionals, continuations and claims of continuation in-part applications which shall be directed to subject matter specifically described in such patent applications, and the resulting patents; and

               9. any Foreign patents, resulting from equivalent Foreign procedures to United States reissues and reexaminations of the Foreign patents described in d., e. and f. above.

          1.19 "PROGRAM" shall mean the computer program(s), "NULLGSC" and "FOCUSGSC" and related documentation, if any described in Appendix C (hereinafter the "M.I.T. COPYRIGHTED PROGRAM"), and shall also include ADAPTATIONS, DERIVATIVE WORKS and TRANSLATIONS. PROGRAM may be protected by both PATENT RIGHTS and COPYRIGHTS,

          1.20 "SUBLICENSEE" shall mean an entity which has the right to i) make or have made and sell LICENSED PRODUCTS or ii) make or have made and lease LICENSED PRODUCTS.

          1.21 "TRANSLATION" shall mean a translation of the PROGRAM into another language.

                                     2-GRANT
                                     -------


          2.1 M.I.T. hereby grants to LICENSEE the right and license for FIELD OF USE ONE, FIELD OF USE TWO, and FIELD OF USE THREE to practice under the PATENT RIGHTS and, to the extent not prohibited by. other patents, to make, Lave made, use, lease, sell and import LICENSED PRODUCTS and to practice the LICENSED PROCESSES, and to perform LICENSED SERVICES until the expiration of the last to expire of the, PATENT RIGHTS, unless this Agreement shall be sooner terminated according to the terms hereof.
          2.2 M.I.T. hereby grants to LICENSEE the following rights and licenses for FIELD OF USE ONE, FIELD OF USE TWO, and FIELD OF USE THREE to the end of the term for which the COPYRIGHT shall be granted, unless this Agreement shall be sooner terminated:

              a.       to use and reproduce the PROGRAM;

              b.       to create DERIVATIVE WORKS; and

              c.       to  lease,   transfer  and   sublicense  the  PROGRAM  to
                       END-USERS  through the normal  channels of  distribution;
                       and

          2.3 In order to establish a period of exclusivity for LICENSEE, M.I.T. hereby agrees that it shall not grant any other license to the PATENT RIGHTS for the EXCLUSIVE FIELDS OF USE, and also that it shall not grant any other license to the COPYRIGHT for the EXCLUSIVE FIELDS OF USE, subject only to Paragraphs 2.5 and 2.6 and to the royalty-free, nonexclusive license rights of the United States Government pursuant to 48 CFR 52.227-14 (Civilian Agencies) and DFARS 252.227-7013 (Defense Agencies) during the period of time commencing with the EFFECTIVE DATE and terminating with the first to occur of:

               (a) the expiration of ten (10) years after the first commercial sale of a LICENSED PRODUCT or first commercial use of a LICENSED PROCESS or the first commercial performance of a LICENSED SERVICE; or

               (b) the expiration of twelve (12) years after the EFFECTIVE DATE of this Agreement.

          2.4 At the end of the exclusive period, the license granted hereunder shall become nonexclusive and shall extend to the end of the term or terms for which any PATENT RIGHTS or COPYRIGHT are granted, unless sooner terminated as hereinafter provided. The period of exclusivity may be extended with the written consent of M.I.T., on a field of use basis, which consent shall not unreasonably be withheld, provided that LICENSEE is a licensee in good standing, owing no fees, royalties or any other monies to M.I.T., and having met all the diligence milestones pertaining to the particular field of use in which an extension of the period of exclusivity is under consideration.
          2.5 M.I.T, reserves the right to practice under the PATENT RIGHTS for its own noncommercial research purposes.
          2.6 M.I.T. reserves the right to use the PROGRAM, to use and create DERIVATIVE WORKS of the PROGRAM and to distribute the PROGRAM and M.I.T.-created DERIVATIVE WORKS to third parties for noncommercial research purposes.
          2.7 LICENSEE agrees that LICENSED PRODUCTS leased or sold in the United States shall be manufactured substantially in the United States.
          2.8 In order to encourage and facilitate the development of LICENSED PRODUCTS, LICENSED PROCESSES, and LICENSED SIERVICES M.I.T. agrees to perform the work described in the Technology Transfer Agreement attached to this license as ADDENDUM A.
          2.9 LICENSEE shall have the right to enter into sublicensing agreements for the rights, privileges and licenses granted hereunder only during the exclusive period of this Agreement, and with the following restrictions:

              a) Such sublicenses may extend past the expiration date of the exclusive period of this Agreement, or upon the termination of LICENSEE's exclusive rights in a particular field of use, pursuant to paragraphs 3.6, 3.7, and 3.8, but any exclusivity of such sublicenses shall expire upon the expiration of LICENSEE's exclusivity,

              b) Upon any termination of this Agreement, sublicensees' rights shall also terminate, subject to Paragraph 13.6 hereof.

               c) LICENSEE may not grant sublicenses which perrmit further sublicensing of the INTELLECTUAL PROPERTY RIGHTS without the express written permission of M.I.T.,

               d) LICENSEE may not grant the rights to make, lease or sell LICENSED PRODUCTS to MEDICAL SERVICES PROVIDERS.

          2.10 LICENSEE agrees that any sublicenses granted by it shall provide that the obligations to M.I.T. of Articles 2, 5, 7, 8, 9, 10, 12, 13, and 15 of this Agreement shall be binding upon the sublicensee as if it were a party to this Agreement. LICENSEE further agrees to attach copies of these Articles to sublicense agreements.
          2.11 LICENSEE agrees to forward to M.I.T. a copy of any and all sublicense agreements promptly upon execution by the parties.
          2.12 LICENSEE shall not receive from SUBLICENSEES anything of value in lieu of cash payments in consideration for any sublicense under this Agreement, without the express prior written permission of M.I.T.
          2.13 The license granted hereunder shall not be construed to confer any rights upon LICENSEE by implication, estoppel or otherwise as to any technology not specifically set forth in Appendix A hereof

                                3 - DUE DILIGENCE
                                -----------------

           3.1 LICENSEE shall use its best efforts to bring one or more LICENSED PRODUCTS, LICENSED PROCESSES, or LICENSED SERVICES to market through a thorough, vigorous and diligent program for exploitation of the INTELLECTUAL PROPERTY RIGHTS and to continue active, diligent marketing efforts for one or more LICENSED PRODUCTS, LICENSED PROCESSES or LICENSED SERVICES throughout the. life of this Agreement.
           3.2 LICENSEE shall raise a minimum of (Confidential Treatment Requested) Dollars toward the development of LICENSED PRODUCTS, LICENSED PROCESSES or LICENSED SERVICES according to the following schedule:

                (a) (Confidential Treatment Requested) Dollars on or before January 1, 1998.

                (b) An additional(Confidential Treatment Requested) Dollars on or before June 30, 1998.

                (c) An additional(Confidential Treatment Requested) Dollars on or before January 1, 2000.

           3.3 (a) In addition, pertaining to FIELD OF USE ONE, LICENSEE shall adhere to the following milestone:

                         As soon as possible, but in all events on or before June 30, 1999 LICENSEE shall apply for FDA approval for commercial sale of a LICENSED PRODUCT in FIELD OF USE ONE, and/or for FDA approval for the commercial use of a LICENSED PROCESS or commercial performance of a LICENSED SERVICE in FIELD OF USE ONE.

                   (b) In addition, pertaining to FIELD OF USE TWO, LICENSEE shall adhere to the following milestone:

                       As soon as possible, but in all events on or before June 30, 2001 LICENSEE shall apply for FDA approval for commercial sale of a LICENSED PRODUCT in FIELD OF USE TWO, and/or for FDA approval for the commercial use of a LICENSED PROCESS or commercial performance of a LICENSED SERVICE in FIELD OF USE TWO.

                   (c) In addition, pertaining to FIELD OF USE THREE, LICENSEE shall adhere to the following milestone:

                       As soon as possible, but in all events on or before June 30, 2002 LICENSEE shall apply for FDA approval for commercial sale of a LICENSED PRODUCT in FIELD OF USE THREE, and/or for FDA approval for the commercial use of a LICENSED PROCESS or commercial performance of a LICENSED SERVICE in FIELD OF USE THREE.

          3.4 LICENSEE shall make sales of LICENSED PRODUCTS in FIELD OF USE ONE according to the following schedule:

                      1998                                at least I unit
                      1999                                at least 5 units
                      2000                                at least (Confidential
                                                          Treatment   Requested)
                                                          units
                      2001 and each year there after      at least (Confidential
                                                          Treatment   Requested)
                                                          units


          3.5 Failure to comply with any of paragraphs 3.2 (a), (b) or (c) shall be grounds for for M.I.T. to terminate this license pursuant to paragraph 13.3 hereof, M.I.T. to terminate this license pursuant to paragraph 13.3 hereof,
          3.6 Failure to comply with paragraph 3.3 (a) or paragraph 3.4 shall be grounds to remove FIELD OF USE ONE from the definition of "EXCLUSIVE FIELDS OF USE", thereby terminating LICENSEE's exclusive rights to FIELD OF USE ONE. Under these circumstances, LICENSEE explicitly retains non-exclusive rights to FIELD OF USE ONE.
          3.7 Failure to comply with paragraph 3.3 (b) shall be grounds to remove FIELD OF USE TWO from the definition of "EXCLUSIVE FIELDS OF USE", thereby terminating LICENSEE's exclusive rights to FIELD OF USE TWO. Under these circumstances, LICENSEE explicitly retains non-exclusive rights to FIELD OF USE TWO.
          3.8 Failure to comply with paragraph 3.3 (c) shall be grounds to remove FIELD OF USE THREE from the definition of "EXCLUSIVE FIELDS OF USE", thereby terminating LICENSEE's exclusive rights to FIELD OF USE THREE. Under these circumstances, LICENSEE explicitly retains non-exclusive rights to FIELD OF USE THREE.

                                  4 - ROYALTIES
                                  -------------

          4.1 For the rights, privileges and license granted hereunder, LICENSEE shall pay royalties to M.I.T. in the manner hereinafter provided to the end of the term of the PATENT RIGHTS or until this Agreement shall be terminated:

              (a) License Maintenance Fees of (Confidential Treatment Requested) Dollars per year payable on January 1, 1998 and on January 1, 1999; provided, however, that Running Royalties subsequently due on NET SALES for each said year, if any, shall be creditable against the License Maintenance Fee for said year. License Maintenance Fees paid in excess of Running, Royalties shall not be creditable to Running Royalties for future years.

              (b) License Maintenance Fees of (Confidential Treatment Requested) Dollars per year payable on January 1, 2000 and on January 1, 2001 provided, however, that Running Royalties subsequently due on NET SALES for each said year, if any, shall be creditable against the License Maintenance Fee for said year, License Maintenance Fees paid in excess of Running Royalties shall not be creditable to Running Royalties for future years.

              (c) License Maintenance Fees of (Confidential Treatment Requested) Dollars per year payable on January 1, 2002 and on January 1 of each year thereafter; provided, however," License Maintenance Fees may be credited to Running Royalties subsequently due on NET SALES for each said year, if any. License Maintenance Fees paid in excess of Running Royalties shall not be creditable to Running Royalties for future years.

              (d) (i) Running Royalties in an amount equal to (Confidential Treatment Requested) percent of NET SALES of the LICENSED PRODUCTS, leased or sold by and/or for LICENSEE and/or its SUBLICENSEES for LICENSED PRODUCTS which are either made or leased or sold in a country in which there is a valid, issued claim of a patent described in either APPENDICES A or B.

                       (ii) Running Royalties in an amount equal to (Confidential Treatment Requested) percent of NET SALES of LICENSED SERVICES performed by and/or for LICENSEE and/or its SUBLICENSEES and/or 'authorized MEDICAL SERVICE PROVIDERS, utilizing LICENSED PRODUCTS which are either made or leased or sold in a country in which there is a valid, issued claim of. a patent described in either APPENDICES A,or B.

              (e) (i) Running Royalties in an amount equal to (Confidential Treatment Requested) percent of NET SALES of the LICENSED PRODUCTS, leased or sold by and/or for LICENSEE and/or its SUBLICENSEES for LICENSED PRODUCTS which are neither made nor leased nor sold in a country in which there is a valid, issued claim of a patent described in either APPENDICES A or B, but which utilize the COPYRIGHT and/or practice or ran the PROGRAM, as described in APPENDIX C.

                       (ii) Running Royalties in an amount equal to (Confidential Treatment Requested) percent of NET SALES of LICENSED SERVICES performed by and/or for LICENSEE and/or its SUBLICENSEES and/or authorized MEDICAL SERVICE PROVIDERS, Utilizing LICENSED PRODUCTS which are neither made nor leased nor sold in a country in which there is a valid, issued claim of a patent described in either APPENDICES A or B, but which utilize the COPYRIGHT and/or practice or run the PROGRAM, as described in APPENDIX C.

               (f) Running Royalties in an amount equal to (Confidential Treatment Requested) percent of NET SALES of the PROGRAM delivered to END-USERS if the PROGRAM is sold separately from the LICENSED PRODUCTS.

               (g) (Confidential Treatment Requested) Percent of MILESTONE PAYMENTS received by LICENSEE.

               (h) (Confidential Treatment Requested) Percent of lump sum type payments received by LICENSEE from its SUBLICENSEES in consideration for a grant by LICENSEE to a SUBLICENSEE to practice under the INTELLECTUAL PROPERTY RIGHTS, including, explicitly, the right to make, sell, and lease LICENSED PRODUCTS, without a substantial and essentially simultaneous grant by LICENSEE to the SUBLICENSEE of LICENSEE-owned technology.

               (i) (Confidential Treatment Requested) Percent of lump sum type payments received by LICENSEE from its SUBLICENSEES in consideration for a grant by LICENSEE to a SUBLICENSEE to practice under the INTELLECTUAL PROPERTY RIGHTS, including, explicitly, the right to make, sell, and lease LICENSED PRODUCTS, with a substantial and essentially simultaneous grant by LICENSEE to the SUBLICENSEE of LICENSEE-owned technology.

               (j) (Confidential Treatment Requested) Percent of lump sum type payments received by LICENSEE from its MEDICAL SERVICE PROVIDERS in consideration for a fully paid up license and/or authorization to practice LICENSED PROCESSES and perform LICENSED SERVICES, with no further reporting required from the MEDICAL SERVICE PROVIDER to LICENSEE concerning its practice of LICENSED PROCESSES or performance of LICENSED SERVICES.

               (k) If OTHER REVENUE is greater than NET SALES, then Running Royalties in an amount equal to (Confidential Treatment Requested) percent of OTHER REVENUE.

               (l) If OTHER REVENUE is less than NET SALES, then Running Royalties in an amount equal to (Confidential Treatment Requested) percent of OTHER REVENUE.

          4.2 All payments due hereunder shall be paid in full, without deduction of taxes or other fees which may be imposed by any governrnent and which shall be paid by LICENSEE.
          4.3 No multiple royalties shall be payable because any LICENSED PRODUCT, its manufacture, use, lease or sale are or shall be covered by more than one PATENT RIGHTS patent application or COPYRIGHT or PATENT RIGHTS patent licensed under this Agreement.
          4.4 No multiple royalties shall be payable because any LICENSED PROCESS of LICENSED SERVICE, its use, practice, or performance is covered by more than one PATENT RIGHTS patent application or COPYRIGHT or PATENT RIGHTS patent licensed under this Agreement.
          4.5 Royalty payments shall be paid in United States dollars in Cambridge, Massachusetts, or at such other place as M.I.T. may reasonably designate consistent with the laws and regulations controlling in any foreign country. If any currency conversion shall be required in connection with the payment of royalties hereunder, such conversion shall be made by using the

I

exchange rate prevailing at the Chase Manhattan Bank (N.A.) on the last business day of the calendar quarterly reporting period to which such royalty payments relate.

                             5 - REPORTS AND RECORDS
                             -----------------------

          5.1 LICENSEE shall keep full, true and accurate books of account containing all particulars that may be necessary for the purpose of showing the amounts payable to M.I.T. hereunder. Said books of account shall be kept at LICENSEE's principal place of business or the principal place of business of the appropriate division of LICENSEE to which this Agreement relates. Said books and the supporting data shall be open at all reasonable times for five (5) years following the end of the calendar year to which they pertain, to the inspection of M.I.T. or its agents for the purpose of verifying LICENSEE's royalty statement or compliance in other respects with this Agreement, Should such inspection lead to the discovery of a greater than Ten Perceric (107o) discrepancy in reporting to M.I.T.'s detriment, LICENSEE agrees to pay die reasonable cost of such inspection.
          5.2 LICENSEE shall deliver to M.I.T. true and accurate reports, giving such particulars of the business conducted by LICENSEE and its sublicensees under this Agreement as shall be pertinent to diligence under Article 3 and royalty accounting hereunder.

              a. before the first commercial sale of a LICENSED PRODUCT or LICENSED SERVICE, annually, on January 31 of each year; and

              b. after the first commercial sale of a LICENSED PRODUCT or LICENSED SERVICE, quarterly, within sixty (60) days after March 31, June 30, September 30 and December 31, of each year.

          These reports shall include at least the following

              a.       money raised pursuant to paragraph 3.2.

              b. number of LICENSED PRODUCTS manufactured, leased and sold by and/or for LICENSEE and all SUBLICENSEES;

              c accounting for all LICENSED SERVICES sold by and/or for LICENSEE and all SUBLICENSEES and all MEDICAL SERVICE PROVIDERS;

              d accounting for NET SALES, noting the deductions and credits applicable as provided in Paragraphs 1.16 and 6.3, accounting for OTHER REVENUE;

              e        Running  Royalties due  under Paragraph 4.1 (d), (e), and
                       (f);

              f.       payments on MILESTONE  PAYMENTS due under  Paragraph  4.1
                       (g);

              g. Share of lump sum type payment received from SUBLICENSEES and from MEDICAL SERVICE PROVIDERS due under Paragraph
                       4.1 (h), (i) and (j);

              h payments on OTHER REVENUE due under paragraphs 4.1 (k) and (1);

              i.        total royalties due; and

              j. names and addresses of all SUBLICENSEES of LICENSEE and of all authorized MEDICAL SERVICE PROVIDERS.

          5.3 With each such report submitted, LICENSEE shall pay to M.I.T. the royalties due and payable under this Agreement. If no royalties shall be due, LICENSEE shall so report.
          5.4 On or before the ninetieth (90th) day following the close of LICENSEE's fiscal year, LICENSEE shall provide M.I.T. with LICENSEE's certified financial statements for the preceding fiscal year including, at a minimum, a Balance Sheet and an Operating Statement.
          5.5 The royalty payments set forth in this Agreement and amounts due under Article 6 shall, if overdue, bear interest until payment at a per annum rate two percent (2%) above the prime rate in effect at the Chase Manhattan Bank (N.A.) on the due date. The payment of such interest shall not foreclose M.I.T. from exercising any other rights it may have as a consequence of the lateness of any payment.

                             6 - PATENT PROSECUTION
                             ----------------------

          6.1 M.I.T. have the administrative responsibility to apply for, seek prompt issuance of, and maintain during the term of this Agreement the PATENT RIGHTS in the United States and in the foreign countries listed in Appendices A and B hereto. Appendix B may be amended by verbal agreement of both parties, such agreement to be confirmed in writing within ten (10) days. The prosecution, filing and maintenance of all PATENT RIGHTS patents and applications shall be the primary responsibility of M.I.T.; provided, however, LICENSEE shall have reasonable opportunities to advise M.I.T. and shall cooperate with M.I.T. in such prosecution, filing and maintenance. ng and maintenance.
          6.2 Payment of all fees and costs relating to the filing, prosecution, and maintenance of the PATENT RIGHTS incurred after the date of this Agreement shall be the responsibility of LICENSEE. M.I.T. is not financially obliged to maintain and prosecute patents.
          6.3 M.I.T. agrees that LICENSEE may take a cumulative life of license credit for expenditures on the PATENT RIGHTS, such credit not to exceed (Confidential Treatment Requested) Dollars and to be taken according to the following schedule:


               a) LICENSEE may credit their above referenced patent prosecution and maintenance expenditures incurred in a given calendar year against up to one half of License Maintenance Fees due the following January 1 under paragraphs, 4.1 (a), (b), and (c).

               b) In the event that Running Royalties exceed the License Maintenance Fee for a given year, and LICENSEE owes M.I.T. Running Royalties in addition to the License Maintenance Fee already paid, then LICENSEE may use their patent prosecution and maintenance credit against up to one half of the Running Royalties due paragraphs
                        4.1 (d), (e) and (f).

                                7 - INFRINGEMENT
                                ----------------

         7.1 LICENSEE shall inform M.I.T. promptly in writing of any alleged infringement of the INTELLECTUAL PROPERTY RIGHTS by a third party of which it becomes aware and of any available evidence thereof. M.I.T. shall inform LICENSEE promptly in writing of any alleged infringement of the INTELLECTUAL PROPERTY RIGHTS by a third party of which it becomes aware and of any available evidence thereof. Within ten (10) business days of such notice the parties shall confer to determine how best to proceed.
         7.2 During the term of this Agreement, M.I.T. shall have the right, but shall not be obligated, to prosecute at its own expense all infringementsof the INTTELLECTUAL PROPERTY RIGHTS and, in furtherance of such right, LICENSEE hereby agrees that M.I.T. may include LICENSEE as a party plaintiff in any such suit, without expense to LICENSEE. The total cost of any such infringement action commenced or defended solely by M.I.T. shall be borne by M.I.T. and M.I.T. shall keep any recovery or damages for past infringement derived therefrom.
         7.3 If within six (6) months after having been notified of any alleged infringement, M.I.T. shall have been unsuccessful in persuading the alleged infringer to desist and shall not have brought and shall not be diligently prosecuting an infringement action, or if M.I.T. shall notify LICENSEE at any time prior thereto of its intention not to bring suit against any alleged infringer for the EXCLUSIVE FIELDS OF USE, then, and in those events only, LICENSEE shall have the right, but shall not be obligated, to prosecute at its own expense any infringement of the INTELLECTUAL PROPERTY RIGHTS for the EXCLUSIVE FIELDS OF USE, and LICENSEE may, for such purposes, use the name of M.I.T. as party plaintiff; provided, however, that such right to bring such an infringement action shall remain in effect only for so long as the license granted herein remains exclusive. No settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the consent of M.I.T., which consent shall not unreasonably be withheld. LICENSEE shall indemnify M.I.T. against any order for costs that may be made against M.I.T. in such proceedings.
          7.4 In the event that LICENSEE shall undertake the enforcement and/or defense of the INTELLECTUAL PROPERTY RIGHTS by litigation, LICENSEE may withhold up to (Confidential Treatment Requested) percent of the payments otherwise thereafter due M.I.T. under Article 4 hereunder and apply the same toward reimbursement of up to half of LICENSEE's expenses, including reasonable attorneys' fees, in connection therewith. Any recovery of damages by LICENSEE for each such suit shall be applied first in satisfaction of any unreimbursed expenses and legal fees of LICENSEE relating to such suit, and next toward reimbursement of M.I.T. for any payments under Article 4 past due or withheld and applied pursuant to this Article 7. The balance remaining from any such recovery shall be divided so that the percentage of the recovery due M.I.T. is calculated by creating a fraction, the numerator of witch is the amount of royalties withheld, and denominator of which is the cost of litigation paid by LICENSEE, but in no event shall such sum be less than (Confidential Treatment Requested) Percent of the net recovery.
          7.5 In the event that a declaratory judgment action alleging invalidity or noninfringement of any of the INTELLECTUAL PROPERTY RIGHTS shall be brought against LICENSEE, M.I.T., at its option, shall have the right, within thirty (30) days after commencement of such action, to intervene and take over the sole defense of the action at its own expense.
          7.6 1n any infringement suit as either party may institute to enforce the PATENT RIGHTS pursuant to this Agreement, the other party hereto shall, at the request and expense of the party initiating, such suit, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like.
          7.7 LICENSEE, during the exclusive period of this Agreement, shall have the sole right in accordance with the terms and conditions herein to sublicense any alleged infringer for the EXCLUSIVE FIELDS OF USE for future use of the INTELLECTUAL PROPERTY RIGHTS. Any upfront fees as part of such a sublicense shall be shared equally between LICENSEE and M.I.T.; other royalties shall be treated per Article 4.

                                PRODUCT LIABILITY
                                -----------------

          8.1 LICENSEE shall at all times during the term of this Agreement and thereafter, indemnify, defend and hold M.I.T., its trustees, directors, officers, employees and affiliates, harmless against all clairns, proceedings, demands and abilities of any kind whatsoever, including legal expenses and reasonable attoneys' fees, arising out of the death of or injury to any person or persons or out of any damage to property, resulting from the production, manufacture, sale, use, lease, consumption or advertisement of the LICENSED PRODUCT(s) and/or LICENSED PROCESS (es) or arising from any obligation of LICENSEE hereunder.

          8.2 LICENSEE shall obtain and carry in full force and effect. commercial general liability insurance which shall protect LICENSEE and M.I.T. with respect to events covered by Paragraph 8.1 above. Such insurance shall be written by a reputable insurance company authorized to do business in the Commonwealth of Massachusetts, shall list M.I.T. as an additional named inssured thereunder, shall be endorsed to include product liability coverage and shall require thirty (30) days written notice to be given to M.I.T. prior to any cancellation or al change thereof. The limits of such insurance shall not be less than (Confidential Treatment Requested) Dollars per occurrence with an aggregate of (Confidential Treatment Requested) Dollars for personal injury or death, and (Confidential Treatment Requested) Dollars per occurrence with an aggregate of (Confidential Treatment Requested) Dollars for property damage. LICENSEE shall provide M.I.T. with Certificates of Insurance evidencing the same.

          8.3 EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, M.I.T., ITS TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES, AND AFFILIATES MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF PATENT RIGHTS CLAIMS, ISSUED OR PENDING, AND TO THE COPYRIGHT AND THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION MADE OR WARRANTY GIVEN BY M.I.T. THAT THE PRACTICE BY LICENSEE OF THE LICENSE GRANTED HEREUNDER SHALL NOT INFRINGE THE PATENT RIGHTS OR THE COPYRIGHT OF ANY THIRD PARTY. IN NO EVENT SHALL M.I.T., ITS TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGE OR INJURY TO PROPERTY AND LOST PROFITS, REGARDLESS OF WHETHER M.I.T. SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF TIM FOREGOING.

                               9 - EXPORT CONTROL
                               ------------------

          LICENSEE acknowledges that it is subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities (including the Arms Export Control Act, as amended and the United States Department of Commerce Export Administration Regulations). The transfer of such items may require a license from the cognizant agency of the United States Government and/or written assurances by LICENSEE that LICENSEE shall not export data or commodities to certain foreign countries without prior approval of such agency. M.I.T. neither represents that a license shall riot be required nor that, if required, it shall be issued.

                             10 - NON-USE OF NAMES.
                             ----------------------

          LICENSEE shall not use the names or trademarks of the Massachusetts Institute of Technology or Lincoln Laboratory, nor any adaptation thereof, nor the names of any of their employees, in any advertising, promotional or sales literature without prior written consent obtained from M.I.T., or said employee, in each case, except that LICENSEE may state that it is licensed by M.I.T. under one or more of the patents and/or applications comprising the PATENT RIGHTS, and that is has a license to the COPYRIGHT.

                                 11 - ASSIGNMENT
                                 ---------------

          This Agreement is not assignable and any attempt to do so shall be void.

                             12 - DISPUTE RESOLUTION
                             -----------------------

          12.1 Except for the right of either party to apply to a court of competent jurisdiction for a temporary restraining order, a preliminary injunction, or other equitable relief to preserve the status quo or prevent irreparable harm, any and all claims, disputes or controversies arising under, out of, or in connection with the Agreement, including any dispute relating to patent validity or infringement, which the parties shall be unable to resolve within sixty (60) days shall be mediated in good faith. The party raising such dispute shall promptly advise the other party of such claim, dispute or controversy in a writing which describes in reasonable detail the nature of such dispute. By not later than five (5) business days after the recipient has received such notice of dispute, each party shall have selected for itself a representative who shall have the authority to bind such party, and shall additionally have advised the other party in writing of the name and title of such representative. By not later than ten (10) business days after the date of such notice of dispute, the parry against whom harm the dispute shall be raised shall select a mediation firm in the Boston area and such representatives shall schedule a date with such firm for a mediation hearing, The parties shall enter into good faith mediation and shall share the costs equally. If the representatives of the parties have not been able to resolve the dispute within fifteen (15) business days after such mediation hearing, then any and all claims, disputes or controversies arising, under, out of, or in connection with this Agreement, including any dispute relating to patent validity or infringement, shall be resolved by final and binding arbitration in Boston, Massachusetts under the rules of the American Arbitration Association, or the Patent Arbitration Rules if applicable, then obtaining. The arbitrators shall have no power to add to, subtract from or modify any of the terms or conditions of this Agreement, nor to award punitive damages. Any award rendered in such arbitration may be enforced by either party in either the courts of the Commonwealth of Massachusetts or in the United States District Court for the District of Massachusetts, to whose jurisdiction for such purposes M.I.T. and LICENSEE each hereby irrevocably consents and submits.
          12.2 Notwithstanding the foregoing, nothing in this Article shall be construed to waive any rights or timely performance of any obligations existing under this Agreement.

                                13 - TERMINATION
                                ----------------

          13.1 If LICENSEE shall cease to carry on its business, this Agreement shall terminate upon notice by M.I.T.

          13.2 Should LICENSEE fail to make any payment whatsoever due and payable to M.I.T. hereunder, M.I.T, shall have the right to terminate this Agreement effective on thirty (30) days' notice, unless LICENSEE shall make all such payments to M.I.T. within said thirty (30) day period. Upon the expiration of the thirty (30) day period, if LICENSEE shall not have made all such payments to M.I.T., the rights, privileges and license granted hereunder shall automatically terminate.
          13.3 Upon any material breach or default of this Agreement by LICENSEE (including, but not limited to, breach or default under Paragraph 3.3), other than those occurrences set out in Paragraphs 13.1 and 13.2 hereinabove, which shall always take precedence in that order over any material breach or default referred to in this Paragraph 13.3, M.I.T. shall have the right to terminate this Agreement and the rights, privileges and license granted hereunder effective on ninety (90) days' notice to LICENSEE. Such termination shall become automatically effective unless LICENSEE shall have cured any such material breach or default prior to the expiration of the ninety (90) day period.
          13.4 LICENSEE shall have the right to terminate this Agreement at any time on six (6) months' notice to M.I.T., and upon payment of all amounts due M.I.T. through the effective date of the termination.
          13.5 Upon termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination; and Articles 1, 8, 9, 10, 12, 13.5, 13.6, and 15 shall survive any such termination. LICENSEE and any SUBLICENSEE thereof may, however, after the effective date of such termination, sell all LICENSED PRODUCTS, and complete LICENSED PRODUCTS in the process of manufacture at the time of such termination and sell the same, provided that LICENSEE shall make the payments to M.I.T. as required by Article 4 of this Agreement and shall submit the reports required by Article 5 hereof.
          13.6 Upon termination of this agreement for any reason:

              a. LICENSEE shall provide M.I.T. with written assurance that the original and all copies of the PROGRAM and DERIVATIVE, WORKS in its possession or control have been destroyed, except that, upon prior written authorization from M.I.T., LICENSEE may retain a copy for archival purposes; and

              b. the rights of END-USERS to use the PROGRAM shall continue, provided that any END-USER leasing or sublicensing the PROGRAM and not then in default shall obtain a lease or sublicense directly from M.I.T. under reasonable terms and conditions, which shall, at a minimum, include, indemnification of M.I.T. and proof of adequate insurance.
          13.7 Upon termination of this Agreement for any reason, any SUBLICENSEE not then in default shall have the right to seek a license from M.I.T. M.I.T. agrees to negotiate such licenses in good faith under reasonable terms and conditions, which, shall, at a minimum, include indemnification of M.I.T and proof of adequate insurance.

          13.8 Upon termination of this Agreement for any reason, any MEDICAL SERVICE PROVIDER shall have the right to seek a license from M.I.T. to continue practicing the LICENSED PROCESSES and or performing the LICENSED SERVICES. M.I.T. agrees to negotiate such licenses in good faith under reasonable terms and conditions, which shall, at a minimum, include indemnification of M.I.T. and proof of adequate insurance.

                             14 - PAYMENTS, NOTICES
                             ----------------------
                             & OTHER COMMUNICATIONS
                             ----------------------

       Any payment, notice or other communication pursuant to this Agreement shall be sufficiently made or given on the date of mailing if sent to such party by certified first class mail, return receipt requested, postage prepaid, addressed to it at its address below or as it shall designate, by written notice given to the other party:

       In the case of M.I.T.:

         Director
         Technology Licensing Office
         Massachusetts Institute of Technology
         Room E32-300
         Cambridge, Massachusetts 02139

       In the case of LICENSEE:
         John Mon
         General Manager
         Cheung Laboratories
         10220-1 Old Columbia Road
         Columbia, NO 21046-1705


                           15-MISCELLANEOUS PROVISIONS
                           ---------------------------

          15.1 All disputes arising out of or related to this Agreement, or the performance, enforcement, breach or termination hereof, and any remedies relating thereato, shall be construed, governed, interpreted and applied in accordance with the laws of the Commonwealth of Massachusetts,U.S.A., except that questions affecting the construction and effect or any patent shall be determined by the law of the country in which the patent shall have been granted.
          15.2 The parties hereto acknowledge that this Agreement sets forth the entire Agreement, and understanding of the parties hereto as to the subject matter hereof, and shall not be subject to any change or modification except by the execution of a written instrument signed by the parties.
          15.3 The provisions of this Agreement are severable, and in the event that any provisions Of this Agreement shall be determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

          15.4 LICENSEE agrees to mark the LICENSED PRODUCTS sold in the United States with all applicable United States patent numbers. All LICENSED PRODUCTS shipped to or sold in other countries shall be marked in such a manner as to conform with the parent laws and practice of the country of manufacture or sale.
          15.5 The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.

          IN WITNESS WHEREOF, the parties have duly executed this Agreement the day and year Set forth below.

MASSACHUSETTS INSTITUTE OF                   CHEUNG LABORATORIES, INC.
TECHNOLOGY
By /s/Lita Nelsen                            By /s/Augustine Y. Cheung
   ----------------------------                 ----------------------------
   Name    Lita L. Nelsen                       Name   Augustine Y. Cheung

   Title   Director Technology                  Title  Chairman
           Licensing Office
   Date    October 17, 1997                     Date   October 24,1997

                                   APPENDIX A
                                   ----------

PATENT RIGHTS ON THE  EFFECTIVE DATE
------------------------------------

UNITED STATES PATENT RIGHTS
---------------------------

M.I.T. Case No. 5493L
U.S. Patent No. 5,251,645, Issued October 12, 1993
"Adaptive Nulling Hyperthermia Array"
By Alan Fenn

M.I.T.  Case No. 5672L
U.S.  Patent  Number  5,441,532,  Issued  August 15, 1995
"Adaptive Focusing and Nulling Hyperthermia Annular and Monopole Phased Array Applicators"
By Alan Fenn

M.I.T. Case No. 6512L
U.S.P.N. 5,540,737, Issued July 30, 1996
"Minimally Invasive Monopole Phased Array Hyperthemia Applicators For Treating Breast Carcinomas"
By Alan Fenn

M.I.T. Case No. 7615L
"Adaptive Nulling And Focusing, Hyperthermia Phased Arrays
For Activating Thermosensitive, Liposomes For Targeted Delivery Of Drugs To Deep Human Tissues" by Alan J. Fenn

FOREIGN PATENT RIGHT5
---------------------

M.I.T. CaseNo. 7615L
Pending Applications in Great Britain, Germany and Canada
"Minimally Invasive Monopole Phased Array Hyperthermia Applicators For Treating Breast Carcinomas
By Alan Fenn

                                   APPENDIX C
                                   ----------

M.I.T. COPYRIGHTED SOFTWARE
-------------------------

MIT. Case No. 7299LS
"NULLGSC"
By Alan Fenn

MIT. Case No. 7298LS
"FOCUSGSC"
By Alan Fenn

                                   ADDENDUM A
                                   ----------
                      MASSACHUSETTS INSTITUTE OF TECHNOLOGY
                      -------------------------------------
                          TECHNOLOGY TRANSFER AGREEMENT
                          -----------------------------

          This Agreement is made and entered into this 24th day of October, 1997, (the "Effective Date") by and between CHEUNG LABORATORIES, INC., a corporation duly organized under the laws of Maryland and having its principal office at 10220-I Old Columbia Road, Columbia, MD 21046-1705 (hereinafter referred to as "LICENSEE") and the MASSACHUSETTS INSTITUE OF TECHNOLOGY, a corporation duly organized and existing under the laws of the Commonwealth of Massachusetts and having its principal office at 77 Massachusetts Avenue, Cambridge, Massachusetts 02139, U.S.A. (hereinafter referred to as "M.I.T."), and relates to the transfer of existing technology in conjunction with a license granted by M.I.T. to LICENSEE on the 24th day of October, 1997 for the Patent Rights to M.I.T. Case No. 5493L, "Adaptive Hyperthermia System," by Alan J. Penn, and M.I.T. Case No, 5672L, "Non-Invasive Monopole Hyperthermia Array for Brain Tumor Heating," by Alan J. Fenn, and M.I.T. Case No. 6512L "Minimally Invasive Monopole Phased Array Hyperthermia Applicators for Treating Carcinoma," by Alan J. Fenn and M.I.T. Case No. 7615L, "Adaptive Nulling And Focusing Hyperthermia Phased Arrays For Activating Thermosensitive Liposomes For Targeted Delivery Of Drugs To Deep Human Tissues," by Alan 1. Fenn (hereinafter the "Rights Granted").

          WHEREAS, M.I.T. and LICENSEE recognize that the effective development of the licensed Rights Granted requires the INVENTOR (as later defined herein) to provide technical assistance to the LICENSEE to facilitate the transfer of existing licensed technology; and

          WHEREAS, this Agreement defines the terms and conditions under which Alan J. Fenn (hereinafter referred to as the "INVENTOR"), a researcher employed by M.I.T. and the INVENTOR of M.I.T. Case Numbers 5493L, 5672L, 6512L, and M.I.T. Case No. 7615L, shall provide technical assistance to LICENSEE relating to said M.I.T. Cases (hereinafter referred to as the "TRANSFER PROGRAM").

                   NOW, THEREFORE, the parties hereto agree as follows:

          1.       FIELD AND  SCOPE OF THE  TRANSFER  PROGRAM:
                   -------------------------------------------
                   The field of the TRANSFER PROGRAM is defined by the Work Statement attached hereto as Attachment A. The TRANSFER PROGRAM may include site visits to LICENSEE's facilities, and consultation by telephone. M.I.T. agrees to use reasonable efforts to make available to the LICENSEE technical assistance by the INVENTOR.

   2.              DURATION
                   ---------
                   The TRANSFER PROGRAM shall begin on the Effective Date and terminate one (1) year later on _______ unless sooner terminated at will by LICENSEE notifying M.I.T. in writing Thirty (30) days before it wishes to terminate the TRANSFER PROGRAM. M.I.T. may terminate the TRANSFER PROGRAM if circumstances beyond M.I.T.'s control shall preclude continuation. The TRANSFER PROGRAM may be extended by mutual written consent. The scheduling of days shall be by mutual agreement between LICENSEE and the INVENTOR with the schedule designed to minimize impact on other Lincoln Laboratory commitments. The total number of days shall be at LICENSEE's request, within the limits for each INVENTOR listed below.

INVENTOR           SCHEDULED TIME AVAILABLE
--------           ------------------------

Alan Fenn          Not more than Ten (10) days  within  Twelve  (12) months from the Effective Date.

3.       REIMBURSEMENT:
         --------------
          The LICENSEE agrees to reimburse M.I.T. for:

          (a) each work day or part thereof spent traveling to or from or working on the TRANSFER PROGRAM either at M.I.T Lincoln Laboratory or at LICENSEE's facilities, in accordance with the following per them schedule:

          INVENTOR      PER DIEM                          THEREAFTER
          --------      --------                          ----------
          Alan Fenn    (Confidential Treatment            Increased by amount of
                       Requested)                         all  pay  raises  and
                       subject to change                  overhead increases.

          (b) the traveling expense of the INVENTOR in accordance with normal M.I.T. Lincoln Laboratory Travel rules; and

          (c) an administrative fee of (Confidential Treatment Requested) percent of the above reimbursable costs.

4,        PAYMENT:
          --------
          Payments shall be made to M.I.T. within thirty (30) days of LICENSEE's receipt of invoice.

5.        NON-USE OF NAMES
          ----------------
          LICENSEE shall not use the names or trademarks of the Massachusetts Institute of Technology, nor any adaptation thereof, nor the names of any of its employees, in any advertising, promotional or sales literature without prior written consent obtained from M.I.T., and said employee, in each case, except that LICENSE may state that it is licensed by M.I.T. under one or more of the patents and/or applications comprising the PATENT RIGHTS.

6.        LIMITATION OF LIABILITY
          -----------------------
          LICENSEE  AGREES  THAT ALL  TECHNICAL  ASSISTANCE  PROVIDED  UNDER THE
          TRANSFER  PROGRAM  IS MADE  WITHOUT  WARRANTY  OF ANY KIND  EXPRESS OR
          IMPLIED. Neither M.I.T. nor any INVENTOR shall have any liability whatsoever to LICENSEE or any third party in regard to the TRANSFER PROGRAM, including, but not limited to, technical assistance, and know- how, and LICENSEE shall indemnify M.I.T. for any and all liability of any kind which M.I.T. may incur in regard thereto.

7.        NOTICES:
          --------
          Any payment, notice or other communication pursuant to this Agreement shall be sufficiently made or given on the date of mailing if sent to such party by certified first class mail, postage prepaid, addressed to it at its address below or as it shall designate by written notice given to the other party:

                       In the case of M.I.T,:

                                     Director
                                     Technology Licensing Office
                                     Massachusetts Institute of Technology
                                     Room E32-300
                                     Cambridge, Massachusetts 02139

              In the case of LICENSEE:          John Mon
                                                Cheung Laboratories, Inc.
                           please advise        10220-1 Old Columbia Road
                                                Columbia, ,41D 21046-1705

Agreed to for;

    MASSACHUSETTS INSTITUTE                   CHEUNG LABORATORIES, INC.
       OF TECHNOLOGY

By:    /s/Lita L. Nelsen                     By:     /s/Augustine Y. Cheung
       ---------------------------                   ----------------------
Name:  LITA L. NELSEN. DIRECTOR              Name:   Augustine Y. Cheung
Title: TECHNOLOGY LICENSING OFFICE           Title:  Chairman
Date:  Oct. 17, 1997                         Date:   Oct. 24, 1997

                                  ATTACHMENT A
                                  ------------

                                 WORK STATEMENT

Alan Fenn will assist Cheung Laboratories with technical questions and assist in any engineering aspects of clinical trials including visits to sites where clinical trials are being conducted.

Agreed to for;

    MASSACHUSETTS INSTITUTE                   CHEUNG LABORATORIES, INC.
       OF TECHNOLOGY

By:    /s/Lita L. Nelsen                     By:    /s/Augustine Y. Cheung
       -----------------                            ----------------------
Name:  LITA L. NELSEN. DIRECTOR              Name:  Augustine Y. Cheung
Title: TECHNOLOGY LICENSING OFFICE           Title: Chairman
Date:  Oct. 17, 1997                         Date:  Oct. 24, 1997